Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING
INFORMATION FOR 2009 PREFERRED SHARE DISTRIBUTIONS
DALLAS — (January 26, 2010) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2009 distributions on its Series A and D preferred shares.
The income tax treatment for the 2009 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP #044103208 traded on the NYSE under ticker symbol “AHT-A” is as follows:
Distribution Type

	Distributions	Ordinary Taxable	Total Capital Gain	Unrecaptured
	Per Share	Dividend	Distribution	Sec.1250 Gain

Total Per Share	$2.1375	$2.1375	$0	$0
Percent	100.00%	100.00%	0%	0%
The income tax treatment for the 2009 distributions for Ashford Hospitality Trust, Inc. Series D Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol “AHT-D” is as follows:
Distribution Type

	Distributions	Ordinary Taxable	Total Capital Gain	Unrecaptured
	Per Share	Dividend	Distribution	Sec.1250 Gain

Total Per Share	$2.1125	$2.1125	$0	$0
Percent	100.00%	100.00%	0%	0%
None of the dividends classified above as Ordinary Taxable Dividends represent “qualified dividend income” and therefore are not eligible for reduced rates.
The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local income tax effects of these dividends.
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leasebacks transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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